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                                                                    EXHIBIT 99.1

NEWS RELEASE


Contacts:
John Rosenthal, President                (St. Joseph Capital Corporation's Logo)
Edward Pooley, SVP & CFO
Phone: 219-273-9700
       800-890-2798
Fax:   219-273-0791
Email: epooley@sjcb.com

FOR IMMEDIATE RELEASE

             ST. JOSEPH CAPITAL BANK'S TOTAL ASSETS TOP $70 MILLION

Mishawaka, Indiana - May 21, 1998 - St. Joseph Capital Corporation (OTC Bulletin Board: "SJOE"), officially topped $70 million in Total Assets earlier this month, John W. Rosenthal Chairman, President & Chief Executive Officer, announced at their Annual Meeting of Shareholders.

"St. Joseph Capital Bank's solid growth and success are direct reflections of strong community support and acceptance by area businesses and individuals who have made us their bank," Mr. Rosenthal said. He said the Bank's growth in assets to the $70 million level was substantially ahead of start-up projections.

St. Joseph Capital Corporation is the holding company for St. Joseph Capital Bank, which commenced operations February 13, 1997, after the successful completion of an initial public offering (IPO) September 10, 1996. The Bank serves businesses and consumers across the Michiana Area with a full range of mortgage, lending and checking products and services in a friendly, hometown-banking environment.